© 2021 Fannie Mae DRAFT Financial Supplement Q4 and Full Year 2020 February 12, 2021

2020 Financial Supplement 2© 2021 Fannie Mae DRAFT ▪ Some of the terms and other information in this presentation are defined and discussed more fully in Fannie Mae's Form 10-K for the year ended December 31, 2020 (“2020 Form 10-K”). This presentation should be reviewed together with the 2020 Form 10-K, which is available at www.fanniemae.com in the “About Us—Investor Relations—SEC Filings” section. Information on or available through the company's website is not part of this supplement. ▪ Some of the information in this presentation is based upon information from third-party sources such as sellers and servicers of mortgage loans. Although Fannie Mae generally consider this information reliable, Fannie Mae does not independently verify all reported information. ▪ Due to rounding, amounts reported in this presentation may not sum to totals indicated (i.e. 100%), or amounts shown as 100% may not reflect the entire population. ▪ Unless otherwise indicated data is as of December 31 or for the full year indicated. ▪ Note references are to endnotes, appearing on pages 28 to 31. ▪ Terms used in presentation CAS: Connecticut Avenue Securities® CIRT™: Credit Insurance Risk Transfer™ CRT: Credit risk transfer DSCR: Weighted average debt service coverage ratio DTI ratio: Debt-to-income (“DTI”) ratio refers to the ratio of a borrower’s outstanding debt obligations (including both mortgage debt and certain other long- term and significant short-term debts) to that borrower’s reported or calculated monthly income, to the extent the income is used to qualify for the mortgage DUS®: Fannie Mae’s Delegated Underwriting and Servicing program HARP®: Home Affordable Refinance Program®, registered trademarks of the Federal Housing Finance Agency, which allowed eligible Fannie Mae borrowers with high LTV ratio loans to refinance into more sustainable loans LTV ratio: Loan-to-value ratio MSA: Metropolitan statistical area MTMLTV ratio: Mark-to-market loan-to-value ratio, which refers to the current unpaid principal balance of a loan at period end, divided by the estimated current home price at period end OLTV ratio: Origination loan-to-value ratio, which refers to the unpaid principal balance of a loan at the time of origination of the loan, divided by the home price at origination of the loan Refi Plus™: Refi Plus initiative, which offered refinancing flexibility to eligible Fannie Mae borrowers REO: Real estate owned TCCA: Temporary Payroll Tax Cut Continuation Act of 2011 UPB: Unpaid principal balance

2020 Financial Supplement 3© 2021 Fannie Mae DRAFTTable of Contents Overview Corporate Financial Highlights 5 Guaranty Book of Business Highlights 6 Single-Family Credit Characteristics 7 Multifamily Credit Characteristics 8 Single-Family Conventional and Multifamily Guaranty Books of Business in Forbearance 9 Portfolio and Liquidity Management 10 Key Market Economic Indicators 11 Net Worth, Treasury Funding and Senior Preferred Stock Dividends 12 Single-Family Business Single-Family Highlights 14 Credit Characteristics of Single-Family Conventional Loan Acquisitions 15 Credit Characteristics of Single-Family Conventional Guaranty Book of Business 16 Single-Family Credit Risk Transfer 17 Single-Family Conventional Guaranty Book of Business in Forbearance 18 Single-Family Problem Loan Statistics 19 Credit Loss Concentration of Single-Family Conventional Guaranty Book of Business 20 Single-Family Cumulative Default Rates 21 Multifamily Business Multifamily Highlights 23 Credit Characteristics of Multifamily Loan Acquisitions 24 Credit Characteristics of Multifamily Guaranty Book of Business 25 Multifamily Serious Delinquency Rates and Credit Losses 26 Endnotes Endnotes 28

© 2021 Fannie Mae DRAFT Overview

Corporate Financial Highlights

Summary of 2020 and Q4 2020 Financial Results

(Dollars in millions)	2020	2019	Variance	Q4 2020	Q3 2020	Variance
Net interest income[1]	**$24,866**	$21,293	$3,573	**$7,086**	$6,656	$430
Fee and other income	**462**	566	(104)	**159**	93	66
Net revenues	**25,328**	21,859	3,469	**7,245**	6,749	496
Investment gains, net	**907**	1,770	(863)	**263**	653	(390)
Fair value losses, net	**(2,501)**	(2,214)	(287)	**(880)**	(327)	(553)
Administrative expenses	**(3,068)**	(3,023)	(45)	**(803)**	(762)	(41)
Total credit-related income (expense)	**(855)**	3,496	(4,351)	**1,400**	430	970
TCCA fees	**(2,673)**	(2,432)	(241)	**(697)**	(679)	(18)
Other expenses, net	**(2,259)**	(1,879)	(380)	**(819)**	(686)	(133)
Income before federal income taxes	**14,879**	17,577	(2,698)	**5,709**	5,378	331
Provision for federal income taxes	**(3,074)**	(3,417)	343	**(1,139)**	(1,149)	10
Net income	**$11,805**	$14,160	$(2,355)	**$4,570**	$4,229	$341
Total comprehensive income	**$11,790**	$13,969	$(2,179)	**$4,566**	$4,216	$350
Net worth	**$25,259**	$14,608	$10,651	**$25,259**	$20,693	$4,566

2020 Key Highlights

$11.8 billion in annual net income and $4.6 billion fourth quarter 2020 net income, with net worth reaching $25.3 billion as of December 31, 2020

Credit-related expense

- Largest driver of 2020 was a $4.4 billion shift from $3.5 billion credit-related income in 2019 to $0.9 billion credit-related expense in 2020 driven by the economic downturn and a significant decline in the redesignations of single-family reperforming mortgage loans ("RPL") from held for investment ("HFI") to held for sale ("HFS") in 2020.
- RPL loan redesignations were $8.1 billion in 2020, down from $16.7 billion in 2019.
- 2020 credit-related expense was partially offset by the impact of strong home price growth and lower interest rates.

Investment gains, net

- $7.5 billion UPB of RPLs were sold in 2020 resulting in investment gains of $0.8 billion, down from 2019 due to lower sales volumes.

Partially offset by:

Net interest income

- Increased by $3.6 billion in 2020 compared to 2019 driven primarily by an increase in net amortization income due to near-record levels of refinancing activity in 2020 as interest rates declined to historically low levels.

© 2021 Fannie Mae

2020 Financial Supplement 5

2020 Financial Supplement 6© 2021 Fannie Mae DRAFT U P B (D ol la rs in tr ill io ns ) A verage G fee (in bps) $3.0 $3.0 $3.1 $3.1 $3.2 $0.3 $0.3 $0.4 $0.4 $0.4 43.6 43.8 44.2 44.4 44.5 71.8 71.9 72.3 73.3 74.5 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 $0.0 $1.0 $2.0 $3.0 $4.0 0 25 50 75 Guaranty Book of Business Highlights Outstanding Conventional Guaranty Book of Business at Period End Highlights U P B ( do lla rs in b ill io ns ) $637 $570 $512 $666 $1,435 $55 $66 $65 $70 $76 $325 $223 $156 $283 $948$257 $281 $291 $313 $411 2016 2017 2018 2019 2020 $0 $500 $1,000 $1,500 Single-Family Home Purchases Multifamily Rental Units Single-Family Refinancings Market Liquidity Provided UPB outstanding of single-family conventional guaranty book(2) UPB outstanding of multifamily guaranty book of business(3) Average charged guaranty fee on single-family conventional guaranty book, net of TCCA (bps)(4) Average charged guaranty fee on multifamily guaranty book of business (bps) Total Liquidity Provided in 2020 was over $1.4 Trillion Unpaid Principal Balance Units $411B 1.5MSingle-Family Home Purchases $948B 3.4MSingle-Family Refinancings $76B 792K Multifamily Rental Units • Fannie Mae provided over $1.4 trillion of liquidity in 2020, which represents the company's highest acquisition volume ever. • 3.4 million refinanced loans was the highest refinance volume since 2003. • The company's whole loan conduit continued to provide liquidity to primarily support small-to medium-sized lenders. 55% of 2020 single-family acquisitions, or $746.4 billion, delivered through the whole loan conduit, which was more than double 2019 volume. • 38% of the company's outstanding conventional single-family guaranty book of business as of December 31, 2020 was originated during 2020, resulting in high book turnover for the year.

2020 Financial Supplement 7© 2021 Fannie Mae DRAFT Single-Family Credit Characteristics Credit Ratios Highlights Credit Characteristics of Guaranty Book Guaranty Book in a CRT W ei gh te d A ve ra ge F IC O C re di t S co re W eighted A verage M T M LT V 745 745 746 746 750 60% 58% 57% 57% 58% 2016 2017 2018 2019 2020 0 170 340 510 680 850 0 10 20 30 40 50 60 Weighted-Average MTMLTV Ratio(5) Weighted-Average FICO Credit Score(6) S er io us D el in qu en cy R at e Credit Loss(B enefit) R atio (in bps) 2.6bps 1.7bps 0.6bps 1.2bps (0.1)bps0.66% 0.66% 2.65% 3.20% 2.87% 0.66% 0.66% 0.59% 0.65% 0.66% Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 0% 1% 2% 3% 4% (1)bps 0bps 1bps 2bps 3bps 4bps U P B (D ol la rs in b ill io ns ) $628 $927 $1,143 $1,341 $95522% 32% 39% 46% 30% 2016 2017 2018 2019 2020 $0 $500 $1,000 $1,500 0% 20% 40% % Single-family conventional guaranty book in a CRT transaction Outstanding UPB of single-family loans in a CRT transaction(7) Serious Delinquency ("SDQ")(8) Rate SDQ Rate without Forbearances Credit Loss(Benefit) Ratio(9) • The credit characteristics of the single-family conventional guaranty book of business remained strong in 2020 with a weighted-average MTMLTV ratio of 58% and weighted-average FICO credit score of 750. • The company did not enter into any new CRT transactions after Q1 2020 due to adverse market conditions and its review of the costs and benefits of these transactions, reducing the percentage of loans in the single-family conventional guaranty book of business covered by CRT to 30% at year-end. • The single-family SDQ rate rose through the third quarter as loans continued to enter COVID-19-related forbearances. However, the SDQ rate declined in Q4 2020 as loans began to successfully exit forbearance. The SDQ rate excluding forbearance remained unchanged year-over-year at 0.66%.

2020 Financial Supplement 8© 2021 Fannie Mae DRAFT Multifamily Credit Characteristics Credit Ratios Highlights Credit Characteristics of Guaranty Book Guaranty Book in a CRT W ei gh te d A ve ra ge D S C R W eighted A verage O LT V R atio 2.2 2.1 2.0 1.9 2.0 67% 67% 66% 66% 66% 2016 2017 2018 2019 2020 0.0 1.0 2.0 0 10 20 30 40 50 60 70 Weighted Average DSCR(10) Weighted Average OLTV Ratio S er io us D el in qu en t R at e C redit Loss (B enefit) R atio, N et (in bps) 1.00% 1.12% 0.98% 0.05% 0.04% 0.03% (0.1)bps 2.1bps 0.6bps 7.4bps 1.2bps Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 0.0% 0.3% 0.5% 0.8% 1.0% 1.3% 1.5% 0bps 2bps 4bps 6bps 8bps 10bps 12bps 14bps U P B (D ol la rs in b ill io ns ) $9 $17 $37 $84 $101 4% 6% 12% 25% 26% 2016 2017 2018 2019 2020 $0 $50 $100 0% 10% 20% 30% Outstanding UPB of Mulitfamily loans in a CRT transaction % Multifamily conventional guaranty book in a CRT transaction SDQ Rate(11) SDQ Rate without Forbearance Credit Loss(Benefit) Ratio, Net(12) • The credit characteristics of the multifamily guaranty book of business remained strong in 2020 with a weighted-average original LTV of 66% and weighted average DSCR of 2.0. • As of December 31, 2020, substantially all of the multifamily guaranty book of business is covered by DUS loss-sharing. Additionally, 26% has back-end coverage through the company's CRT programs. • The multifamily SDQ rate increased through the third quarter as a result of a number of loans in a COVID-19-related forbearance with a slight decline in Q4 2020 as some loans began to resolve their delinquency. The SDQ rate without forbearance has remained relatively flat throughout 2020.

2020 Financial Supplement 9© 2021 Fannie Mae DRAFT Single-Family Conventional and Multifamily Guaranty Books of Business in Forbearance Delinquency Status of Loans in Forbearance as of December 31, 2020(13) Highlights Single-family UPB Multifamily UPB U P B (D ol la rs in b ill io ns ) $0.5 $1.1 $1.2 $2.5 $12.1 $7.7 $6.7 $81.3 Current 30 to 59 days delinquent 60 to 89 days delinquent 90+ days delinquent $0 $25 $50 $75 Single-Family Loan Forbearance Status(14) Multifamily Loan Forbearance Status(16) 40.1% 16.9% 1.0% 25.8% 12.8% 3.4% Active Forbearance Other(55) Liquidations Reinstated Payment Deferral Modification(15) 31.7% 50.7% 9.2% 2.3% 6.1% Active Forbearance(17) Defaulted (18) Liquidations Reinstated(19) Repayment Plan $5.3B UPB in Forbearance in 2020 1,308,375 Total Loans in Forbearance in 2020 • Fannie Mae provided economic relief to 1.3 million single-family and multifamily borrowers by offering payment forbearance in 2020. • 57% of single-family loans, based upon loan count, and 62% of multifamily loans, based upon UPB, that were in forbearance in 2020 have successfully exited forbearance as of year end. • As a result, single-family loans in an active forbearance decreased by 25%, based upon loan count, in Q4 2020 compared to Q3 2020. • 12% of the single-family loans in an active forbearance remain current as of December, 31, 2020. • Multifamily loans in an active forbearance remained relatively flat in Q4 2020 compared to Q3 2020.

2020 Financial Supplement 10© 2021 Fannie Mae DRAFTPortfolio and Liquidity Management Sources of Net Interest Income and Retained Mortgage Portfolio Balance Highlights Debt of Fannie Mae(22) Other Investments Portfolio ("OIP") % N et In te re st In co m e R etained M ortgage P ortfolio (D ollars in billions) 74% 79% 79% 85% 92%26% 21% 21% 15% 8% $272.4 $230.8 $179.2 $153.6 $162.7 2016 2017 2018 2019 2020 0% 25% 50% 75% 100% $0 $200 $400 % Net interest income from guaranty book of business(20) % Net interest income from portfolios(21) Retained mortgage portfolio, at end of period (D ol la rs in b ill io ns ) $26.7 $58.4 $42.3 $23.5 $155.6 $170.7 $233.9 $266.4 $277.8 $182.3 $229.1 $276.2 $289.9 $290.0 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 $0 $50 $100 $150 $200 $250 $300 (D ol la rs in b ill io ns ) $21.2 $80.5 $54.5 $37.5 $38.3$13.6 $25.5 $12.7 $28.2$39.5 $44.7 $96.0 $136.0 $130.5 $74.3 $133.0 $176.0 $186.2 $197.0 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 $0 $50 $100 $150 $200 Cash and cash equivalents(23) Federal funds sold and securities purchased under agreements to resell or similar arrangements U.S. Treasury securities Short-term debt Long-term debt Treasury Debt Limit $300.0 • Net interest income from portfolios decreased in 2020 due to lower yields on mortgage loans and assets in the company's other investments portfolio and continued runoff in legacy assets, partially offset by a decrease in interest expense on funding debt as key benchmark rates declined. • Long-term debt issuances in 2020 supported elevated refinancing and purchase activity, the new liquidity risk management requirements issued by FHFA in December 2020 and anticipated future liquidity needs due to the COVID-19 pandemic. • Other investments portfolio increased significantly throughout 2020 primarily driven by debt issuances as cash was invested to support anticipated future liquidity needs and the new liquidity requirements. • Retained mortgage portfolio increased due to higher acquisitions of loans through the whole loan conduit, but as of year end remained below the $225 billion cap pursuant to instructions from the FHFA.

2020 Financial Supplement 11© 2021 Fannie Mae DRAFT R at e (a s of p er io d en d) 4.7% 4.1% 3.9% 3.6% 6.7% 1.6% 2.4% 3.0% 2.2% (3.5)% 2016 2017 2018 2019 2020 -10% -5% 0% 5% 10% Key Market Economic Indicators 2.41% 2.68% 1.92% 0.91% 3.00% 3.50% 2.71% 1.34% 3.99% 4.55% 3.74% 2.67% 12/31/2017 12/31/2018 12/31/2019 12/31/2020 Top 10 States by UPB(26) State One Year Home Price Growth Rate Q4 2020 Share of Single-Family Conventional Guaranty Book CA 9.95% 19.1% TX 8.29% 6.6% FL 9.44% 5.9% NY 10.46% 4.6% WA 14.22% 3.9% IL 8.09% 3.4% NJ 11.86% 3.4% CO 10.85% 3.3% VA 9.69% 3.2% PA 10.37% 2.8% State Growth Rate: H om e P ric e G ro w th 5.2% 5.8% 5.1% 4.5% 10.5% 2016 2017 2018 2019 2020 0% 2% 4% 6% 8% 10% 12% 0.0 to 4.9% 5.0 to 9.9% 10% and above Benchmark Interest Rates U.S. GDP Growth (Decline) Rate andUnemployment Rate(25) One Year Home Price Growth Rate Q4 2020(26) United States 10.5% Single-Family Home Price Growth Rate (26) Growth (decline) in GDP, annualized change U.S. unemployment rate30-year FRM rate (24) 10-year Treasury rate 30-year Fannie Mae MBS par coupon rate

2020 Financial Supplement 12© 2021 Fannie Mae DRAFT Net Worth, Treasury Funding and Senior Preferred Stock Dividends Net Worth and Treasury Funding Commitment (Dollars in billions) Dividend Payments and Draws (Dollars in billions) Net worth Cumulative dividend payments to Treasury(27) Remaining Treasury funding commitment Cumulative draws from Treasury(28) $25.3 $113.9 As of December 31, 2020 $181.4 $119.8 As of December 31, 2020

© 2021 Fannie Mae DRAFT Single-Family Business

2020 Financial Supplement 14© 2021 Fannie Mae DRAFT Fannie Mae 41% Freddie Mac 33% Ginnie Mae 24% Private-label securities 2% U P B (D ol la rs in b ill io ns ) $2,946 $2,964 $3,014 $3,086 $3,161 43.6 43.8 44.2 44.4 44.5 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 $0 $1,000 $2,000 $3,000 $4,000 0 10 20 30 40 50 U P B (D ol la rs in b ill io ns ) $73 $69 $92 $125 $125 $116 $122 $259 $266 $301 46.9 49.4 46.7 44.9 45.8 $189 $191 $351 $391 $426 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 $0 $250 $500 0 10 20 30 40 50 Single-Family Highlights • The average single-family conventional guaranty book of business increased year-over-year by 7.3% to $3.2 trillion as of Q4 2020. • Book growth throughout 2020 was driven by historically high acquisition volume resulting from both loan refinancings and strong purchase demand from first-time homebuyers. • The average charged guaranty fee on 2020 acquisitions decreased slightly from 2019 as the credit quality of those loans, based on average original LTV and FICO, improved over prior year. • The company's share of mortgage-related securities issuances remained strong relative to the overall market. 2020 $21,502M Net interest income $728M Investment gains, net $(2,539)M Fair value losses, net $(232)M Credit-related expense $9,881M Net income Single-Family Conventional Loan Acquisitions(2) Single-Family Conventional Guaranty Book of Business(2) 2020 Single-Family Mortgage-Related Securities Share of Issuances Highlights Refinance Purchase Average charged guaranty fee on new single-family conventional acquisitions, net of TCCA (bps)(4) Average UPB outstanding of single-family conventional guaranty book Average charged guaranty fee on single-family conventional guaranty book, net of TCCA (bps)(4)

2020 Financial Supplement 15© 2021 Fannie Mae DRAFT S ha re o f A cq ui si tio ns 44% 56% 65% 52% 30% 33% 20% 12% 28% 51% 19% 22% 22% 20% 19% 2016 2017 2018 2019 2020 0% 25% 50% 75% 100% W ei gh te d A ve ra ge F IC O C re di t S co re % F IC O C redit S core < 680 750 745 743 749 760 8.7% 10.6% 11.2% 7.3% 4.0% 2016 2017 2018 2019 2020 0 200 400 600 800 0% 5% 10% 15% 20% 25% Credit Characteristics of Single-Family Conventional Loan Acquisitions Credit Characteristics of Single-Family Conventional Loans by Acquisition Period 2020 Acquisition Credit Profile by Certain Loan Features Categories are not mutually exclusive Q4 2019 Full Year 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Full Year 2020 OLTV Ratio >95% Home- Ready®(30) FICO Credit Score < 680(6) DTI Ratio > 43%(29) Total UPB (Dollars in billions) $188.5 $595.9 $190.5 $351.3 $391.4 $425.6 $1,358.8 $36.1 $33.6 $58.4 $278.8 Weighted Average OLTV Ratio 74% 76% 74% 72% 71% 70% 71% 97% 87% 72% 73% OLTV Ratio > 95% 4% 7% 3% 3% 3% 2% 2% 100% 31% 0% 2% Weighted-Average FICO® Credit Score(6) 753 749 753 759 762 762 760 749 747 658 750 FICO Credit Score < 680(6) 6% 7% 6% 4% 4% 4% 4% 0% 6% 100% 5% DTI Ratio > 43%(29) 25% 28% 25% 20% 19% 20% 21% 18% 36% 25% 100% Fixed-rate 99% 99% 99% 100% 100% 100% 100% 100% 99% 100% 100% Owner Occupied 92% 92% 92% 93% 92% 91% 92% 100% 100% 96% 90% HomeReady®(30) 4% 7% 3% 2% 2% 3% 2% 29% 100% 3% 4% W ei gh te d- A ve ra ge O LT V R at io O rigination LT V > 95% 74% 75% 77% 76% 71% 2.8% 4.9% 7.5% 6.6% 2.0% 2016 2017 2018 2019 2020 0% 20% 40% 60% 80% 100% 0% 5% 10% 15% 20% 25% Origination Loan-to-Value Ratio FICO Credit Score(6) Acquisitions by Loan Purpose Weighted-Average OLTV Ratio % OLTV > 95% Weighted-Average FICO Credit Score % FICO Credit Score < 680 Refi Plus(31) including HARP Other Refinance Cash-out Refinance Purchase

2020 Financial Supplement 16© 2021 Fannie Mae DRAFT % o f U P B in C on ve nt io na l G ua ra nt y B oo k of B us in es s S D Q R ate 100.00% 1.61% 2.40% 95.99% 2.87% 5.88% 9.98% 2.39% Total 2004 and Prior 2005- 2008 2009- 2020 0% 25% 50% 75% 100% 0% 5% 10% Credit Characteristics of Single-Family Conventional Guaranty Book of Business by Origination Year and Loan Features(2)(32) As of December 31, 2020 Origination Year Certain Loan Features Categories are not mutually exclusive Overall Book 2004 & Earlier 2005- 2008 2009- 2016 2017 2018 2019 2020 OLTV Ratio > 95% Home- Ready®(30) FICO Credit Score < 680(6) Refi Plus Including HARP(31) DTI Ratio > 43%(29) Total UPB (Dollars in billions) $3,200.9 $51.6 $83.4 $1,103.5 $221.3 $175.9 $359.8 $1,205.4 $181.0 $91.6 $288.9 $215.2 $725.1 Average UPB $185,047 $66,007 $114,016 $143,928 $182,872 $187,354 $229,409 $273,918 $159,693 $178,065 $143,532 $118,420 $196,599 Share of Single-Family Conventional Guaranty Book 100% 2% 3% 34% 7% 5% 11% 38% 6% 3% 9% 7% 23% Loans in Forbearance by UPB 3.4% 6.9% 11.4% 3.6% 5.8% 7.9% 5.3% 0.7% 6.2% 5.7% 9.6% 4.9% 6.1% Share of Loans with Credit Enhancement(33) 42% 6% 15% 47% 67% 76% 59% 25% 78% 86% 42% 43% 46% Serious Delinquency Rate(8) 2.87% 5.88% 9.98% 2.60% 4.15% 5.59% 3.60% 0.43% 5.34% 4.21% 8.08% 3.56% 4.88% Weighted-Average OLTV Ratio 74% 74% 76% 75% 75% 78% 76% 71% 106% 89% 77% 86% 76% OLTV Ratio > 95% 6% 6% 10% 7% 6% 10% 8% 3% 100% 38% 10% 30% 8% Amortized OLTV Ratio(34) 67% 48% 62% 60% 69% 73% 74% 70% 94% 86% 68% 67% 69% Weighted-Average Mark-to-Market LTV Ratio(5) 58% 32% 52% 43% 57% 64% 68% 69% 73% 78% 56% 45% 60% Weighted-Average FICO Credit Score(6) 750 700 695 751 742 735 747 760 728 739 648 728 737 FICO Credit Score < 680(6) 9% 36% 39% 9% 12% 15% 8% 4% 17% 10% 100% 22% 13% Credit Characteristics of Single-Family Conventional Guaranty Book of Business W ei gh te d A ve ra ge F IC O C re di t S co re F IC O C redit S core < 680 745 745 746 746 750 12.2% 11.8% 11.5% 10.5% 9.0% 2016 2017 2018 2019 2020 0 250 500 750 0% 5% 10% 15% 20% 25% W ei gh te d A ve ra ge M T M LT V % M T M LT V >100% 60% 58% 57% 57% 58% 1.9% 1.0% 0.4% 0.3% 0.1% 2016 2017 2018 2019 2020 0% 10% 20% 30% 40% 50% 60% 70% 0% 2.5% 5% 7.5% 10% Mark-to-Market Loan-to-Value (MTMLTV) Ratio(5) FICO Credit Score (6) SDQ Rate by Vintage(8) as of December 31, 2020 % MTMLTV > 100% Weighted-Average MTMLTV % FICO Credit Score < 680 Weighted-Average FICO Credit Score SDQ Rate % of UPB in Conventional Guaranty Book of Business by Origination Year

2020 Financial Supplement 17© 2021 Fannie Mae DRAFT U P B (D ol la rs in b ill io ns ) $40 $76 $102 $86 $82 $67 $222 $189 $240 $265 $206 $290 $58 $15 $44 $45 $73 $57 $233 $239 $331 $410 $338 $445 $182 2014 2015 2016 2017 2018 2019 2020 $0 $200 $400 $600 Single-Family Credit Risk Transfer U P B (D ol la rs in b ill io ns ) $1,341 $1,371 $1,224 $1,067 $955 46% 46% 40% 35% 30% Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 0% 20% 40% 2018 2019 2020 Credit Enhancement Outstanding UPB (dollars in billions) Outstanding UPB % of Book(35) Outstanding Outstanding UPB % of Book(35) Outstanding Outstanding UPB % of Book(35) Outstanding Primary mortgage insurance & other(36) $618 21% $653 22% $681 21% Connecticut Avenue Securities(37) $798 27% $919 31% $608 19% Credit Insurance Risk Transfer(7) $243 8% $275 10% $216 7% Lender risk-sharing(37) $102 4% $147 5% $131 4% (Less: loans covered by multiple credit enhancements) ($394) (13)% ($438) (15)% ($304) (9)% Total single-family loans with credit enhancement $1,367 47% $1,556 53% $1,332 42% Single-Family Credit Risk Transfer Issuance Single-Family Credit Risk Transfer Single-Family Loans with Credit Enhancement % Single-family conventional guaranty book in a CRT transaction Outstanding UPB of single-family loans in a CRT transaction(7) Lender risk-sharing Connecticut Avenue Securities Credit Insurance Risk Transfer

2020 Financial Supplement 18© 2021 Fannie Mae DRAFTSingle-Family Conventional Guaranty Book of Business in Forbearance Delinquency Status of Loans in Forbearance as of December 31, 2020(13) Single-Family Loan Forbearance Exits Credit Characteristics of Single-Family Loans in Forbearance(39) As of December 31, 2020 Origination Year Categories are not mutually exclusive Total 2004 & Earlier 2005- 2008 2009- 2016 2017 2018 2019 2020 Total UPB (Dollars in billions) $107.8 $3.6 $9.5 $39.9 $12.9 $13.9 $19.1 $8.9 Average UPB $205,469 $96,741 $165,434 $185,898 $224,891 $232,105 $275,734 $306,724 Share of Single-Family Conventional Guaranty Book based on Loan Count 3.0% 0.2% 0.3% 1.3% 0.3% 0.3% 0.4% 0.2% Share of Single-Family Conventional Guaranty Book based on UPB(40) 3.4% 0.1% 0.3% 1.3% 0.4% 0.4% 0.6% 0.3% MTMLTV Ratio >80% without Mortgage Insurance 1.5% 0.1% 0.8% 0.3% 0.1% 0.1% 0.1% 0.0% DTI Ratio > 43%(29) 41.0% 1.0% 3.9% 13.0% 4.8% 7.0% 8.0% 3.3% FICO Score < 680(6) 25.8% 1.7% 4.2% 8.6% 3.2% 3.7% 3.3% 1.1% OLTV Ratio >95% 10.4% 0.3% 0.9% 3.9% 1.1% 1.8% 2.0% 0.4% U P B (D ol la rs in b ill io ns ) N um ber of Loans (in thousands)$12.1 $7.7 $6.7 $25.0 $56.3 64K 41K 35K 127K 258K Current 30 to 59 days DLQ 60 to 89 days DLQ 90 to 179 days DLQ 180+ days DLQ $0.0 $20.0 $40.0 $60.0 0K 100K 200K 300K 28.1% 1.7% 43.0% 21.4% 5.8% Payment Deferral Other(55) Modification(15) Reinstated Liquidations 783,820 Loans Exited Forbearance in 2020

2020 Financial Supplement 19© 2021 Fannie Mae DRAFT U P B (D ol la rs in b ill io ns ) N um ber of Loan W orkouts (in thousands) $17.5 $16.7 $19.0 $9.3 $62.9 $13.5 $13.8 $16.6 $7.7 $5.3 $56.0 103.5K 100.6K 118.1K 56.3K 299.2K 2016 2017 2018 2019 2020 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 0K 50K 100K 150K 200K 250K 300K R E O E nd in g In ve nt or y (U ni ts in th ou sa nd s) 38 26 20 18 8 2016 2017 2018 2019 2020 0 10 20 30 40 Single-Family Problem Loan Statistics State Serious Delinquency Rate(8) Average Months to Foreclosure(41) CA 2.62% 22 TX 3.39% 22 FL 4.17% 40 NY 4.79% 65 WA 1.99% 36 NJ 4.57% 30 IL 3.10% 19 CO 1.93% 14 VA 2.53% 17 PA 2.84% 24 State SDQ Rate: Single-Family Serious Delinquency Rate by State as of December 31, 2020(8) Top 10 States by UPB Single-Family Loan Workouts Single-Family REO Ending Inventory 1.00% to 1.99% 2.00% to 2.99% 3.00% and above Other(42) Total Loan Workouts Modifications(43) Payment Deferrals

2020 Financial Supplement 20© 2021 Fannie Mae DRAFT 52.5% 7.1% 9.3% 14.2% 8.4% 8.5% 63.6% 19.1% 4.6% 3.4% 3.4% 5.9% Credit Loss Concentration of Single-Family Conventional Guaranty Book of Business % of Single-Family Conventional Guaranty Book of Business(35) % of Single-Family Credit Losses (44) For the Period Ended Certain Product Features Categories are not mutually exclusive 2016 2017 2018 2019 2020 2016 2017 2018 2019 2020 Credit losses by period (Dollars in millions) $3,338 $2,963 $2,457 $1,719 $514 100.0% 100.0% 100.0% 100.0% 100.0% Alt-A(45) 3.1% 2.5% 1.9% 1.5% 1.1% 24.9% 21.9% 22.4% 16.6% 14.0% Interest-only 1.7% 1.2% 0.8% 0.5% 0.3% 12.2% 15.7% 15.4% 11.5% 9.1% Origination LTV Ratio >95% 6.9% 6.6% 6.8% 6.9% 5.7% 15.2% 16.9% 14.9% 16.0% 14.4% FICO Credit Score < 680 and OLTV Ratio > 95%(6) 1.7% 1.6% 1.4% 1.3% 0.9% 8.1% 8.7% 8.7% 9.4% 8.8% FICO Credit Score < 680(6) 12.2% 11.8% 11.4% 10.5% 9.0% 48.7% 45.4% 46.3% 43.1% 41.4% Refi Plus including HARP 15.4% 13.2% 11.4% 9.5% 6.7% 14.0% 15.9% 13.2% 15.8% 16.6% Vintage 2016 2017 2018 2019 2020 2016 2017 2018 2019 2020 2009 - 2020 87% 90% 92% 94% 96% 19% 23% 20% 27% 33% 2005 - 2008 8% 6% 5% 4% 2% 65% 65% 66% 61% 54% 2004 & Prior 5% 4% 3% 2% 2% 16% 12% 14% 12% 13% $514M $3.2T UPB % of 2020 Single-Family Credit Losses by State (44)(46) % of Single-Family Conventional Guaranty Book of Business by State as of December 31, 2020 All Other States New York New Jersey California Illinois Florida All Other States New York New Jersey California Illinois Florida

2020 Financial Supplement 21© 2021 Fannie Mae DRAFT Time Since Beginning of Origination Year C um ul at iv e D ef au lt R at e 2004* 2005* 2006* 2007* 2008* 2009** 2010** 2011** 2012** 2013** 2014** 2015** 2016** 2017** 2018** 2019** 2020** Y r1 Y r2 Y r3 Y r4 Y r5 Y r6 Y r7 Y r8 Y r9 Y r1 0 Y r1 1 Y r1 2 Y r1 3 Y r1 4 Y r 15 Y r 16 Y r 17 0% 2% 4% 6% 8% 10% 12% 14% 16% Single-Family Cumulative Default Rates Cumulative Default Rates of Single-Family Conventional Guaranty Book of Business by Origination Year(47) 2007 2009 2006 201020112012 * Loans originated in 2004 - 2008 represent only 5% of the single-family conventional guaranty book of business as of December 31, 2020. **As of December 31, 2020, cumulative default rates on the loans originated in each individual year from 2009-2020 were less than 1%. 2004 2008 2005

© 2021 Fannie Mae DRAFT Multifamily Business

2020 Financial Supplement 23© 2021 Fannie Mae DRAFT U P B (D ol la rs in b ill io ns ) $338.8 $345.4 $357.8 $366.8 $384.5 71.8 71.9 72.3 73.3 74.5 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 $0 $100 $200 $300 $400 0 10 20 30 40 50 60 70 80 U P B (D ol la rs in b ill io ns ) $18.1 $14.1 $19.6 $15.2 $27.1 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 $0 $5 $10 $15 $20 $25 $30 Multifamily Highlights • Multifamily new business volume was a record high of $76 billion in 2020. • The multifamily guaranty book of business increased by $45.7 billion in 2020 to $384.5 billion. • The average charged guaranty fee on the multifamily book increased 2.7 basis points from December 31, 2019 to 74.5 basis points as of December 31, 2020. • As of December 31, 2020, based on unpaid principal balance, 1.4% of Fannie Mae’s multifamily guaranty book of business had received a forbearance plan, primarily as a result of the COVID-19 pandemic. More than half of those loans, measured by unpaid principal balance, were in a repayment plan and 0.4% of the book, or $1.7 billion, was still in active forbearance at year end. 2020 $3,364M Net interest income $94M Fee and other income $38M Fair value gains, net $(623)M Credit-related expense $1,924M Net income Multifamily New Business Volume Multifamily Guaranty Book of Business(3) Multifamily Credit Risk Transfer Highlights U P B (D ol la rs in b ill io ns ) $17.1 $29.2 $29.1 $29.0 $29.0 $66.9 $74.8 $74.1 $73.4 $72.1 25% 30% 29% 28% 26% $84.0 $104.0 $103.2 $102.4 $101.1 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 $10% $15% $20% $25% $30% $35% $40% Average charged guaranty fee on multifamily guaranty book of business, at end of period (bps) UPB outstanding of multifamily guaranty book of business UPB outstanding of multifamily loans in a Multifamily Connecticut Avenue SecuritiesTM transaction % Multifamily guaranty book in a Multifamily CRT transaction UPB outstanding of multifamily loans in a Multifamily CIRT transaction

2020 Financial Supplement 24© 2021 Fannie Mae DRAFT S ha re o f A cq ui si tio ns 76% 80% 89% 93% 93% 24% 20% 11% 7% 7% 2016 2017 2018 2019 2020 0% 20% 40% 60% 80% 100% Credit Characteristics of Multifamily Loan Acquisitions Credit Characteristics of Multifamily Loans by Acquisition Period(3) Categories are not mutually exclusive 2016 2017 2018 2019 2020 Total UPB (Dollars in billions) $55.3 $67.1 $65.4 $70.2 $76.0 Weighted Average OLTV Ratio 68% 67% 65% 66% 64% Loan Count 3,335 3,861 3,723 4,113 5,051 % Lender Recourse(48) 99% 100% 100% 100% 99% % DUS(49) 99% 98% 99% 100% 99% % Full Interest-Only 23% 26% 33% 33% 38% Weighted Average OLTV Ratio on Full Interest-Only Acquisitions 57% 58% 58% 59% 58% Weighted Average OLTV Ratio on Non-Full Interest-Only Acquisitions 71% 70% 68% 69% 68% % Partial Interest-Only(50) 60% 57% 53% 56% 50% S ha re o f A cq ui si tio ns 47% 41% 32% 33% 29% 53% 59% 68% 66% 70% 2016 2017 2018 2019 2020 0% 20% 40% 60% 80% 100% $5.9B $4.8B $4.4B$2.5B $2.4B $1.9B $1.9B $1.8B $1.8B $1.8B Share of Acquisitions: 38% Total UPB: $29.2B Origination Loan-to-Value Ratio(3) Top 10 MSAs by 2020 Acquisition UPB(3) Acquisitions by Note Type (3) % Origination LTV less than or equal to 70% % Origination LTV greater than 70% and less than or equal to 80% % Origination LTV greater than 80% New York Phoenix Los Angeles Denver Washington D.C. Seattle Dallas San Francisco Atlanta Chicago Variable-rate Fixed-rate

Credit Characteristics of Multifamily Guaranty Book of Business

Credit Characteristics of Multifamily Guaranty Book of Business by Acquisition Year, Asset Class, or Targeted Affordable Segment[3]

As of December 31, 2020

Categories are not mutually exclusive	Overall Book	Acquisition Year: 2004 & Earlier	2005-2008	2009-2016	2017	2018	2019	2020	Asset Class or Targeted Affordable Segment: Conventional /Co-op[51]	Seniors Housing[51]	Student Housing[51]	Manufactured Housing[51]	Privately Owned with Subsidy[52]
Total UPB (Dollars in billions)	$384.5	$3.6	$5.3	$110.1	$57.6	$62.3	$69.7	$75.9	$336.3	$17.1	$14.6	$16.5	$37.8
% of Multifamily Book	100%	1%	1%	29%	15%	16%	18%	20%	87%	5%	4%	4%	10%
Loan Count	28,645	653	2,837	9,382	3,181	3,479	4,065	5,048	25,852	679	681	1,433	3,613
Average UPB (Dollars in millions)	$13.4	$5.5	$1.9	$11.7	$18.1	$17.9	$17.1	$15.0	$13.0	$25.2	$21.5	$11.5	$10.5
Loans in Forbearance by UPB[38]	0.4%	0.1%	0.0%	0.4%	1.5%	0.3%	0.3%	0.0%	0.2%	3.7%	3.1%	0.0%	0.2%
Weighted Average OLTV Ratio	66%	72%	66%	67%	67%	65%	66%	64%	66%	66%	66%	66%	69%
Weighted Average DSCR[10]	2.0	3.1	2.4	2.0	2.0	1.8	1.9	2.3	2.0	1.8	1.8	2.0	2.1
% Fixed rate	90%	10%	41%	91%	88%	92%	93%	93%	92%	64%	85%	92%	79%
% Full Interest-Only	30%	33%	25%	22%	29%	34%	33%	38%	32%	12%	26%	24%	21%
% Partial Interest-Only[50]	51%	6%	23%	49%	56%	53%	56%	50%	50%	57%	64%	57%	42%
% Small Balance Loans[53]	45%	75%	93%	50%	31%	28%	35%	36%	46%	14%	26%	50%	53%
% DUS[3]	99%	98%	86%	99%	98%	100%	100%	99%	99%	98%	100%	100%	98%
Serious Delinquency Rate[11]	0.98%	0.06%	0.88%	1.42%	2.43%	0.66%	0.50%	0.01%	0.53%	7.74%	4.56%	0.00%	0.36%

UPB by Maturity Year[3]



$4.2B
$11.0B
$14.5B
$18.1B
$27.1B
$309.6B
Total UPB:
$384.5B
2021
2022
2023
2024
2025
Other

Top 10 MSAs by UPB[3]



$9.5B
$9.6B
$9.9B
$10.1B
$11.3B
$11.8B
$16.5B
$17.0B
$24.4B
$33.2B
Share of Book of Business:
39.9%
Total Top 10 UPB:
$153.3B
New York
Los Angeles
Dallas
Washington D.C.
Atlanta
Houston
Phoenix
San Francisco
Seattle
Chicago

Top 5 MSAs by Forbearance UPB[38]



$71M
$72M
$73M
$90M
$241M
Share of Forbearance:
32%
Total Top 5 Forbearance UPB:
$0.5B
New York
Cleveland
Houston
Dallas
San Francisco

© 2021 Fannie Mae

2020 Financial Supplement 25

2020 Financial Supplement 26© 2021 Fannie Mae DRAFT S er io us D el in qu en cy R at e 0.30% 0.63% 0.71% 0.59% 0.24% 0.10% 0.05% 0.07% 0.05% 0.11% 0.06% 0.04% 0.98% 0.24% 0.39% 0.56% 0.50% 0.18% 0.99% 0.44% 1.36% 1.20% 0.92% 0.55% 0.34% 0.15% 0.21% 0.21% 0.33% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% Multifamily Serious Delinquency Rates and Credit Losses C re di t L os s R at e 0.5% 0.9% 1.1% 0.8% 0.3% 0.1% —% —% 0.1% 0.2% 0.2% —% 0.3% 0.7% 1.1% 0.9% 0.2% 0.1% —% —% 0.1% 0.2% 0.2% —%—% 0.2% 1.1% 1.4% 0.1% 0.3% —% —% —% 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 - 2019 2020 0% 0.5% 1% 1.5% 2% Serious Delinquency Rates(11)(49) Multifamily Loan Forbearance Status(16) DUS/Non-DUS Cumulative Credit Loss Rates by Acquisition Year Through YTD 2020(49)(54) DUS Credit Loss Rate Multifamily Total Credit Loss Rate Non-DUS Credit Loss Rate DUS Serious Delinquency Rate Multifamily Total Serious Delinquency Rate Non-DUS Serious Delinquency Rate 31.7% 50.7% 9.2% 2.3% 6.1% Active Forbearance(17) Defaulted (18) Liquidations Reinstated(19) Repayment Plan $5.3B UPB in Forbearance in 2020

© 2021 Fannie Mae DRAFT Endnotes

2020 Financial Supplement 28© 2021 Fannie Mae DRAFT (1) Prior period amounts have been adjusted to reflect the current year change in presentation related to yield maintenance fees. As of January 1, 2020, all yield maintenance fees have been reported in interest income. For consolidated loans, the portion of the fee passed through to the holders of the trust certificates are classified as interest expense. (2) Single-family conventional loan population consists of: (a) single-family conventional mortgage loans of Fannie Mae; (b) single-family conventional mortgage loans underlying Fannie Mae MBS other than loans underlying Freddie Mac securities that Fannie Mae has resecuritized; and (c) other credit enhancements that Fannie Mae provided on single- family mortgage assets, such as long-term standby commitments. It excludes non-Fannie Mae single-family mortgage-related securities held in the retained mortgage portfolio for which Fannie Mae does not provide a guaranty. Conventional refers to mortgage loans and mortgage-related securities that are not guaranteed or insured, in whole or in part, by the U.S. government or one of its agencies. (3) The multifamily guaranty book of business consists of: (a) multifamily mortgage loans of Fannie Mae; (b) multifamily mortgage loans underlying Fannie Mae MBS; and (c) other credit enhancements that the company provided on multifamily mortgage assets. It excludes non-Fannie Mae multifamily mortgage-related securities held in the retained mortgage portfolio for which Fannie Mae does not provide a guaranty. Data reflects the latest available information as of December 31, 2020. (4) Represents the sum of the average guaranty fee rate for the company's single-family conventional guaranty arrangements during the period plus the recognition of any upfront cash payments relating to these guaranty arrangements over an estimated average life at the time of acquisition. Excludes the impact of a 10 basis point guaranty fee increase implemented pursuant to the TCCA, the incremental revenue from which is remitted to Treasury and not retained by the company. (5) The average estimated mark-to-market LTV ratio is based on the unpaid principal balance of the loan divided by the estimated current value of the property at period end, which the company calculates using an internal valuation model that estimates periodic changes in home value. Excludes loans for which this information is not readily available. (6) FICO credit score is as of loan origination, as reported by the seller of the mortgage loan. (7) Includes mortgage pool insurance transactions covering loans with an unpaid principal balance of approximately $2.2 billion outstanding as of December 31, 2020. (8) Single-family “serious delinquency rate" refers to single-family conventional loans that are 90 days or more past due or in the foreclosure process in the applicable origination year, product feature, or state, divided by the number of loans in the single-family conventional guaranty book of business in that origination year, product feature, or state. Loans in forbearance are reported as delinquent according to the contractual terms of the loans. (9) Basis points are calculated based on the amount of write-offs, recoveries and foreclosed property expenses annualized divided by the average single-family conventional guaranty book of business during the period. (10) Weighted average debt service coverage ratio, or ("DSCR"), is calculated using the most recent property financial operating statements. When operating statement information is not available, the DSCR at the time of acquisition is used. If both are unavailable, the underwritten DSCR is used. Although the company uses the most recently available results from their multifamily borrowers, there is a lag in reporting, which typically can range from three to six months, but in some cases may be longer. Accordingly, the financial information Fannie Mae has received from borrowers may not reflect the most recent impacts of the COVID-19 pandemic. Co-op loans are excluded from this metric. (11) Multifamily loans are classified as seriously delinquent when payment is 60 days or more past due. (12) Credit loss (benefit) ratio, net represents the annualized net credit loss or benefit for the period divided by the average unpaid principal balance of the multifamily guaranty book of business for the period. Net credit benefits are the result of recoveries on previously charged-off amounts. Net credit losses include expected benefit of freestanding credit enhancements, primarily multifamily DUS lender-risk sharing transactions. (13) Pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"), for purposes of reporting to the credit bureaus, servicers must report a borrower receiving a COVID-19-related payment accommodation, such as a forbearance plan or loan modification, as current if the borrower was current prior to receiving the accommodation and the borrower makes all required payments in accordance with the accommodation. For purposes of the company's disclosures regarding delinquency status, loans receiving COVID-19-related payment forbearance are reported as delinquent according to the contractual terms of the loan. . Endnotes

2020 Financial Supplement 29© 2021 Fannie Mae DRAFT Endnotes (14) As a part of the company's relief programs and pursuant to the CARES Act, it is providing payment forbearance to borrowers experiencing a COVID-19-related financial hardship for up to 12 months or, for borrowers already in forbearance as of February 28, 2021, for a total of up to 15 months, provided that the forbearance does not result in the loan becoming greater than 15 months delinquent. The company estimates that, through December 31, 2020, approximately 8% of the single-family loans, based on loan count, in the single-family conventional guaranty book of business as of March 31, 2020 have been in a COVID-19-related forbearance at some point in time. (15) Includes loans that are in trial modifications. As of December 31, 2020, 83% of loans that were in forbearance in 2020 and subsequently received a completed modification were current. (16) The table displays the status as of current period end of the multifamily loans in the guaranty book of business as well as loans that had liquidated prior to period end that have received a forbearance. Since the COVID-19 pandemic was declared a national emergency in March 2020, Fannie Mae has broadly offered forbearance to affected multifamily borrowers. Nearly all of the multifamily loans in forbearance were associated with a COVID-19-related financial hardship. (17) Includes loans that are in the process of extending their forbearance. (18) Includes loans that are no longer in forbearance and are not on a repayment plan. Loans in this population may proceed to other loss mitigation activities, such as foreclosure or modification. (19) Represents loans that are no longer in forbearance but are current according to the original terms of the loan. (20) Guaranty fee income includes the impact of a 10 basis point guaranty fee increase implemented in 2012 pursuant to the Temporary Payroll Tax Cut Continuation Act of 2011, the incremental revenue from which is remitted to Treasury and not retained by the company. (21) Includes interest income from assets held in the company’s retained mortgage portfolio and other investments portfolio, as well as other assets used to generate lender liquidity. Also includes interest expense on the company’s outstanding corporate debt and Connecticut Avenue Securities® debt. (22) Reflects the company's aggregate indebtedness measured in unpaid principal balance and excludes effects of debt basis adjustments and debt of consolidated trusts at the end of each period presented. (23) Cash equivalents are comprised of overnight repurchase agreements and U.S. Treasuries that have a maturity at the date of acquisition of three months or less. (24) Refers to the U.S. weekly average fixed-rate mortgage rate according to Freddie Mac's Primary Mortgage Market Survey®. These rates are reported using the latest available data for a given period. (25) U.S. Gross Domestic Product ("GDP") annual growth rate for periods prior to 2020 are based on the quarterly series calculated by the Bureau of Economic Analysis and are subject to revision. GDP decline rate for 2020 is the Advance Estimate published on January 28, 2021. (26) Home price estimates are based on purchase transactions in Fannie-Freddie acquisition and public deed data available through the end of December 2020. Including subsequent data may lead to materially different results. Home price growth rate is not seasonally adjusted. UPB estimates are based on data available through the end of December 2020, and the top 10 states are reported by UPB in descending order. One year home price growth rate is for the 12 month period ending December 31, 2020. (27) Aggregate amount of dividends Fannie Mae has paid to Treasury on the senior preferred stock from 2008 through December 31, 2020. Under the terms of the senior preferred stock purchase agreement, dividend payments made to Treasury do not offset prior draws of funds from Treasury. (28) Aggregate amount of funds the company has drawn from Treasury pursuant to the senior preferred stock purchase agreement from 2008 through December 31, 2020. (29) Excludes loans for which this information is not readily available. From time to time, the company revises its guidelines for determining a borrower’s DTI ratio. The amount of income reported by a borrower and used to qualify for a mortgage may not represent the borrower’s total income; therefore, the DTI ratios reported may be higher than borrowers' actual DTI ratios.

2020 Financial Supplement 30© 2021 Fannie Mae DRAFT (30) Refers to HomeReady® mortgage loans, a low down payment mortgage product offered by the company that is designed for creditworthy low-income borrowers. HomeReady allows up to 97% loan-to-value ratio financing for home purchases. The company offers additional low down payment mortgage products that are not HomeReady loans; therefore, this category is not representative of all high LTV single-family loans acquired or in the single-family conventional guaranty book of business for the periods shown. See the “OLTV Ratio > 95%” category for information on the single-family loans acquired or in the single-family conventional guaranty book of business with origination LTV ratios greater than 95%. (31) "Refi Plus" refers to loans acquired under Fannie Mae's Refi Plus initiative, which offered refinancing flexibility to eligible Fannie Mae borrowers who were current on their loans and who applied prior to the initiative’s December 31, 2018 sunset date. Refi Plus had no limits on maximum LTV ratio and provided mortgage insurance flexibilities for loans with LTV ratios greater than 80%. (32) Calculated based on the aggregate unpaid principal balance of single-family loans for each category divided by the aggregate unpaid principal balance of loans in the single-family conventional guaranty book of business. Loans with multiple product features are included in all applicable categories. (33) Percentage of loans in the single-family conventional guaranty book of business, measured by unpaid principal balance, included in an agreement used to reduce credit risk by requiring collateral, letters of credit, mortgage insurance, corporate guarantees, inclusion in a credit risk transfer transaction reference pool, or other agreement that provides for Fannie Mae's compensation to some degree in the event of a financial loss relating to the loan. (34) Amortized origination loan-to-value ratio is calculated based on the current UPB of a loan at period end, divided by the home price at origination of the loan. (35) Based on the unpaid principal balance of the single-family conventional guaranty book of business as of period end. (36) Refers to loans included in an agreement used to reduce credit risk by requiring primary mortgage insurance, collateral, letters of credit, corporate guarantees, or other agreements to provide an entity with some assurance that it will be compensated to some degree in the event of a financial loss. Excludes loans covered by credit risk transfer transactions unless such loans are also covered by primary mortgage insurance. (37) Outstanding unpaid principal balance represents the underlying loan balance, which is different from the reference pool balance for CAS and some lender risk-sharing transactions. (38) Includes multifamily loans that are in an active forbearance as of December 31, 2020. (39) Calculated based on the unpaid principal balance of loans in forbearance with the specific credit characteristic and vintage divided by the total unpaid principal balance of loans in forbearance in that origination year at period end. (40) Share of single-family conventional guaranty book based on UPB was calculated based upon the unpaid principal balance of loans in forbearance by vintage divided by the total unpaid principal balance of the single-family conventional guaranty book of business at period end. (41) Measured from the borrowers’ last paid installment on their mortgages to when the related properties were added to the company's REO inventory for foreclosures completed during the twelve months ended December 31, 2020. Home Equity Conversion Mortgages insured by the Department of Housing and Urban Development are excluded from this calculation. (42) Includes repayment plans and foreclosure alternatives. Repayment plans reflect only those plans associated with loans that were 60 days or more delinquent. Beginning with the year ended December 31, 2020, forbearance arrangements are excluded. (43) There were approximately 14,400 loans in a trial modification period that was not yet complete as of December 31, 2020. Endnotes

2020 Financial Supplement 31© 2021 Fannie Mae DRAFT Endnotes (44) Credit losses consist of (a) charge-offs net of recoveries and (b) foreclosed property expense (income). Percentages exclude the impact of recoveries that have not been allocated to specific loans. (45) For a description of Alt-A loan classification criteria, refer to the glossary in Fannie Mae’s 2020 Form 10-K. The company discontinued the purchase of newly originated Alt-A loans in 2009, except for those that represent the refinancing of a loan acquired prior to 2009, which has resulted in the acquisitions of Alt-A mortgage loans remaining low and the percentage of the book of business attributable to Alt-A to continue to decrease over time. (46) Total amount of single-family credit losses includes those not directly associated with specific loans. Single-family credit losses by state exclude the impact of recoveries that have not been allocated to specific loans. Presents the five states with the highest credit losses for the applicable period among the company's top ten states by percentage of outstanding single-family conventional guaranty book of business. (47) Defaults include loan foreclosures, short sales, sales to third parties at the time of foreclosure and deeds-in-lieu of foreclosure. Cumulative Default Rate is the total number of single-family conventional loans in the guaranty book of business originated in the identified year that have defaulted, divided by the total number of single-family conventional loans in the guaranty book of business originated in the identified year. Data as of December 31, 2020 is not necessarily indicative of the ultimate performance of the loans and performance is likely to change, perhaps materially, in future periods. (48) Represents the percentage of loans with lender risk-sharing agreements in place, measured by unpaid principal balance. (49) Under the Delegated Underwriting and Servicing ("DUS") program, Fannie Mae acquires individual, newly originated mortgages from specially approved DUS lenders using DUS underwriting standards and/or DUS loan documents. Because DUS lenders generally share the risk of loss with Fannie Mae, they are able to originate, underwrite, close and service most loans without a pre-review by the company. (50) Includes any loan that was underwritten with an interest-only term less than the term of the loan, regardless of whether it is currently in its interest-only period. (51) See https://www.fanniemae.com/multifamily/products for definitions. Loans with multiple product features are included in all applicable categories. (52) The Multifamily Affordable Business Channel focuses on financing properties that are under an agreement that provides long-term affordability, such as properties with rent subsidies or income restrictions. (53) Small balance loans refers to multifamily loans with an original unpaid balance of up to $6 million nationwide. (54) Cumulative net credit loss rate is the cumulative net credit losses (gains) through December 31, 2020 on the multifamily loans that were acquired in the applicable period, as a percentage of the total acquired unpaid principal balance of multifamily loans in the applicable period. Net credit losses include expected benefit of freestanding credit enhancements, primarily multifamily DUS lender-risk sharing transactions. (55) Includes loans that were delinquent upon the expiration of the forbearance arrangement as well as loans that exited forbearance through a repayment plan.